UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 22, 2006 (August 16, 2006)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)	15601-1689 (Zip code)

Registrant’s telephone number, including area code: (724) 837-3000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 16, 2006, West Penn Power Company (“West Penn”), a wholly owned subsidiary of Allegheny Energy, Inc. (the “Company”), issued $145 million aggregate principal amount of 5.875% First Mortgage Bonds due 2016 (the “Bonds”). The Bonds were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The terms of the Bonds are set forth in a First Mortgage Indenture, dated August 16, 2006 (the “Indenture”), by and between West Penn and Union Bank of California, N.A. as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of August 16, 2006, by and between West Penn and the Trustee (the “First Supplemental Indenture”). The Bonds bear interest at the rate of 5.875% per annum, payable semi-annually on each February 15 and August 15, beginning February 15, 2007, and will mature on August 15, 2016. The Bonds are secured by the Indenture, which establishes a lien on all of West Penn’s fixtures and equipment, real property and tangible personal property located in the Commonwealth of Pennsylvania that it now owns or may own in the future, other than property specifically excepted or released from the lien as provided in the Indenture. The Bonds are West Penn’s senior secured indebtedness and rank pari passu in right of payment with all securities issued under the Indenture.

At any time and from time to time on or after August 16, 2006, the Bonds may be redeemed in whole or in part at a redemption price equal to the greater of (i) 100% of the principal amount of the Bonds to be redeemed, plus accrued and unpaid interest to the redemption date or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds to be redeemed (exclusive of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Adjusted Treasury Rate (as defined in the Indenture) plus fifteen (15) basis points, plus accrued interest to the redemption date.

The Bonds have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. West Penn has no obligation to register the Bonds with the Securities and Exchange Commission for resale and have no plans to do so.

The Company, West Penn and their affiliates maintain banking and other relationships with the indenture trustee, Union Bank of California, N.A. and its affiliates.

The Indenture and First Supplemental Indenture are filed as exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	First Mortgage Indenture, dated as of August 16, 2006, by and among West Penn Power Company and Union Bank of California, N.A., as trustee
4.2	First Supplemental Indenture, dated as of August 16, 2006, by and among West Penn Power Company and Union Bank of California, N.A., as trustee, for 5.875% First Mortgage Bonds due 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2006	By:	ALLEGHENY ENERGY, INC. /s/ Hyun Park
	Name:	Hyun Park
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	First Mortgage Indenture, dated as of August 16, 2006, by and among West Penn Power Company and Union Bank of California, N.A., as trustee
4.2	First Supplemental Indenture, dated as of August 16, 2006, by and among West Penn Power Company and Union Bank of California, N.A., as trustee, for 5.875% First Mortgage Bonds due 2016